UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 22, 2019

Adamant DRI Processing and Minerals Group

(Exact name of registrant as specified in its charter)

Nevada	000-49729	61-1745150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chunshugou Luanzhuang Village

Zhuolu County, Zhangjiakou

Hebei Province, China

(Address of principal executive offices)

Registrant’s telephone number, including area code: 86 317-6680916

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Sale of Unregistered Equity Securities.

On March 22, 2018, Adamant DR Processing and Minerals Group (the “Company,” “we” and “us”) entered into a Subscription Agreement with Wanli Liu for the sale of 2,498,750 shares of common stock for a total purchase price of $49,975 ($0.02 per share). The issuance and sale of the shares was exempt from the registration requirements of the Securities Act pursuant to Regulation S. Wanli Liu is a non-U.S. Person. The certificates representing the shares are imprinted with a restrictive legend.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this Report.

10.1	Subscription Agreement dated March 22, 2019 with Wanli Liu

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Adamant DRI Processing and Minerals Group

Dated: March 29, 2019	By:	/s/ Ethan Chuang
Ethan Chuang
President